Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Defiance Financial Corp. 2005 Stock Option and Incentive Plan; Registration Statement (Form S-8) pertaining to the First Defiance Financial Corp. 2001 Stock Option and Incentive Plan; Registration Statement (Form S-8) pertaining to the First Defiance Financial Corp. 1993 Stock Incentive Plan and the 1993 Director’s Stock Option Plan; and Registration Statement (Form S-8) pertaining to First Defiance Financial Corp. Employee Investment Plan of our report dated March 12, 2007 on the consolidated financial statements of First Defiance Financial Corp. and our report dated the same date on First Defiance Financial Corp. management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting of First Defiance Financial Corp. which reports are included in Form 10-K for First Defiance Financial Corp. for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC

Cleveland, Ohio
March 12, 2007